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                                                                    EXHIBIT 77H

N-SAR ITEM 77H: CHANGES IN CONTROL OF REGISTRANT

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

COLUMBIA ABSOLUTE RETURN CURRENCY AND INCOME FUND
AS OF APRIL 30, 2013

Name of Person                                            Ownership % of Series
--------------                                            ---------------------
JPMCB NA Cust for Columbia Income Builder Fund                    28.5%




AS OF NOVEMBER 30, 2012

Name of Person                                            Ownership % of Series
--------------                                            ---------------------






CHANGES IN CONTROL PERSONS

                                                       Date/Description of
                                                   Transaction(s) Became a, or
Name of Person               Ownership % of Series Ceased to be, Control Person
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